UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 19, 2018
THE MACERICH COMPANY
(Exact Name of Registrant as Specified in its Charter)
Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, California 90401
 (Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (310) 394-6000
N/A
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2018, Arthur M. Coppola, Chairman and Chief Executive Officer of The Macerich Company (the "Company") informed the Board of Directors of the Company (the "Board") of his retirement from the Company.  Mr. Coppola's retirement from his position of Chairman of the Board will become effective as of the date of the Company's 2018 Annual Meeting of Stockholders (the "2018 Annual Meeting") and Mr. Coppola's retirement from his position of Chief Executive Officer of the Company will become effective as of December 31, 2018.  Mr. Coppola also informed the Board that he will not stand for re-election to the Board at the 2018 Annual Meeting, and the Board's size is accordingly being reduced by one seat to nine directors instead of ten directors, with such reduction effective as of immediately prior to the 2018 Annual Meeting, to reflect Mr. Coppola's departure from the Board.  Steven R. Hash, who has been an independent member of the Board since May 2015 and the Board's Lead Independent Director since August 2017, has been appointed to the role of Independent Chairman, a non-executive role, effective as of the 2018 Annual Meeting.

A copy of the Company's press release announcing the retirement of Mr. Coppola and related matters is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release, dated April 19, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 19, 2018	THE MACERICH COMPANY (Registrant) By: /s/ Ann C. Menard Ann C. Menard Executive Vice President, Chief Legal Officer and Secretary